EXHIBIT 99.1

RPX Issues Statement Regarding Mangrove Partners

SAN FRANCISCO – March 17, 2016 – RPX Corporation (NASDAQ: RPXC) (the “Company”) today issued the following statement regarding Mangrove Partners Master Fund, LTD (“Mangrove Partners”) March 17, 2016 letter to the Board of Directors and their nomination of three candidates for election to RPX Corporation’s Board of Directors at the Company’s 2016 Annual Meeting of Stockholders.

“We have received Mangrove Partners’ letter and we will carefully review their suggestions, as we would with any shareholder, and will respond in due course.”

About RPX

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk management and discovery management solutions. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company's pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

As of December 31, 2015, RPX had invested over $2 billion to acquire more than 15,000 US and international patent assets and rights on behalf of more than 250 clients in eight key sectors: automotive, consumer electronics and PCs, E-commerce and software, financial services, media content and distribution, mobile communications and devices, networking, and semiconductors.

RPX subsidiary Inventus is a leading international discovery management provider focused on reducing the costs and risks associated with the discovery process through the effective use of technology solutions.  Inventus has been providing litigation support services to corporate legal departments, law firms and government agencies since 1991.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding RPX's future financial performance as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to maintain an adequate rate of growth, the success of the Company's new initiatives, the Company's ability to integrate and manage the acquisition of Inventus Solutions, Inc., and the Company's ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements.  More information about potential factors that could affect the Company's business and financial results is contained in the Company's most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s upcoming 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS TO THE PROXY

STATEMENT), THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Stockholders will be able to obtain a Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.rpxcorp.com.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Allan W. Whitescarver
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-852-3171
ir@rpxcorp.com	media@rpxcorp.com